                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements
(Form S-8 Nos. 333-64299, 333-09667, 333-09669, 333-09671, 333-09673, 333-26179,
333-63575 and 333-61244) of our reports dated March 30, 2005, with respect to the financial statements and schedule of Hawaiian Holdings, Inc., Hawaiian
Holdings, Inc.'s management assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Hawaiian Holdings, Inc., and the financial statements of
Hawaiian Airlines, Inc., included in the Annual Report (Form 10-K) of Hawaiian
Holdings, Inc. for the year ended December 31, 2004.

                                                           /s/ Ernst & Young LLP

Honolulu, Hawaii
March 30, 2005